Exhibit 3.3

BYLAWS

OF

SAFEPOINT HOLDINGS, INC.

A Delaware Corporation (hereinafter referred to as the “Corporation”)

(Adopted as of May 8, 2026)

ARTICLE I.

OFFICES

SECTION 1.1 Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware, as it may be amended from time to time (the “DGCL”) to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) or such other office (which need not be a place of business of the Corporation) as the Board (as defined below) may designate from time to time in the manner provided by law.

SECTION 1.2 Registered Agent. The registered agent of the Corporation in the State of Delaware shall be the initial registered agent named in the Certificate of Incorporation or such other natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever (each a “Person”) as the Board may designate from time to time in the manner provided by law.

SECTION 1.3 Principal Office; Other Offices. The principal office of the Corporation shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Corporation shall maintain records at such place. The Corporation may have such other offices as the Board may designate from time to time.

ARTICLE II.

SHAREHOLDERS

SECTION 2.1 Annual Meeting. The annual meeting of the shareholders shall be held each year within one hundred twenty (120) days after the close of the immediately preceding fiscal year of the Corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place, if any, and/or the means of remote communication, of the annual meeting shall be determined by the Board.

SECTION 2.2 Special Meetings. Special meetings of the shareholders may be called for any purpose and may be held at such time and place, within or without the State of Delaware, and/or by means of remote communication, as shall be stated in a written notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the Chairman, the Chief Executive Officer, by order of the Board or the holders of shares entitled to cast not less than fifty percent (50%) of the votes at the meeting. The date, time and place, if any, and/or remote communication, of any special meeting of shareholders shall be determined by the Board.

SECTION 2.3 Notice. Whenever shareholders are required or permitted to take any action at a meeting, written or printed notice stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. All such notices shall be delivered, either personally, by mail, or by a form of electronic transmission consented to by the shareholder to whom the notice is given, by or at the direction of the Board, the Chief Executive Officer or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (3) if by any other form of electronic transmission, when directed to the shareholder. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (x) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (y) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.4 Fixing Record Dates. The Board may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not less than ten (10) nor more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the date on which notice of the meeting is mailed shall be the record date for such determination of shareholders.

SECTION 2.5 Shareholder Quorum and Voting; Adjournment. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is established at the outset of any meeting, the affirmative vote of the majority of the shares represented and entitled to vote on the subject matter at the meeting shall be the act of the shareholders, unless otherwise provided in the Certificate of Incorporation or by statute. After a quorum has been established at any meeting of shareholders, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment of the meeting. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the shareholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the shareholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

SECTION 2.6 Voting of Shares. Each outstanding share of common capital stock of the Corporation (excluding non-voting common shares) shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of the shareholders.

SECTION 2.7 Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another Person or Persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. At each meeting of the shareholder, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a Person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

SECTION 2.8 Action by Written Consent. Any action required to be taken or which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if consent in writing, setting forth the action so taken, shall be dated and signed by the holders of outstanding shares of stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. If any class of shares is entitled to vote on such action as a class, such written consent shall be required of the holders of a majority of the shares of each such class of shares entitled to vote as a class and of the total shares entitled to vote on such action.

SECTION 2.9 Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of shareholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to shareholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III.

BOARD OF DIRECTORS

SECTION 3.1 The Board of Directors; Delegation of Authority and Duties.

(a) Shareholders and Board Directors. Subject to the provisions set forth herein, the shareholders shall possess all rights and powers as provided by the DGCL and otherwise by law. Except as otherwise expressly provided for herein, the shareholders hereby consent to the exercise by the Board of all such powers and rights conferred on them by the DGCL with respect to the management and control of the Corporation. No shareholder, in its capacity as a shareholder, shall have any power to act for, sign for or do any act that would bind the Corporation. Each shareholder acknowledges and agrees that, except as otherwise agreed in writing, no shareholder shall, in its capacity as a shareholder, be bound to devote any of such shareholder’s business time to the affairs of the Corporation, and that each shareholder and such shareholder’s Affiliates do and will continue to engage for such shareholder’s own account and for the account of others in other business ventures. For purposes of these bylaws, the term “Affiliates” means with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, and the officers, directors and managers of such specified Person. For purposes of this definition, “control”, when used in reference to any specified Person, means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) Delegation by Board. Except as provided in Sections 3.1(c) and Article IV below, the Board shall not have the power and authority to delegate to one or more other Persons the Board’s rights and powers to manage and control the business and affairs of the Corporation; provided, that the Board may authorize any Person (including any shareholder, Officer or Director (as defined below)) to enter into and perform under any document authorized by the Board on behalf of the Corporation.

(c) Committees. The Board may, from time to time, designate one or more committees, each of which shall be comprised of at least two Directors. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Board, shall have and may exercise any or all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members of such committee present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate of Incorporation or these bylaws.

SECTION 3.2 Establishment of Board of Directors.

(a) Directors. In accordance with the terms set forth herein, there shall be established a Board of Directors (the “Board”) whose authorized number of members (each a “Director”) shall be fixed at such number as is from time to time determined by the Board, all of whom shall be individuals. Initially, the number of Directors on the Board shall be eight (8). All of the Directors shall be appointed by the vote or written agreement or consent of the shareholders holding a majority of the outstanding vested common shares (excluding any non-voting common shares) and any Director may be removed from the Board at any time by the written agreement or consent of the shareholders holding a majority of the outstanding vested common shares (excluding any non-voting common shares). Each Director shall remain in office until his or her death, resignation or removal, and in the event of death, resignation or removal of a Director, the shareholders shall fill the vacancy created as provided above.

(b) No Individual Authority. No Director has the authority or power to act for or on behalf of the Corporation, to do any act that would be binding on the Corporation or to make any expenditures or incur any obligations on behalf of the Corporation or authorize any of the foregoing, other than acts that are expressly authorized by the Board.

(c) Compensation. By resolution of the Board, any Director may be paid his or her expenses, if any, for attendance at any meeting of the Board, and may be paid such compensation for the performance of his or her duties as a Director as the Board shall determine, either in the form of an annual salary, a fee for attendance at each meeting or such other form of compensation as the Board shall deem appropriate. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for such service.

SECTION 3.3 Board Meetings.

(a) Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business of the Board and, except as otherwise provided herein, the act of a majority of the Directors present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Director who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he shall file his or her written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

(b) Place, Waiver of Notice. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Regular Meetings. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board, but no less than quarterly. Notice of such meetings shall not be required.

(d) Meetings. Special meetings of the Board may be called with prior written notice of 48 hours to each Director by the Chairman (as defined below) or any two (2) Directors. Such notice should state the purpose or purposes of, and the business to be transacted at, such meeting.

(e) Notice. Written notice of the time of any special meeting of the Board or other committee shall be given to each Director either by personal delivery, facsimile or any other form of electronic communication at least two (2) days prior to the meeting, or by written notice sent by first class mail to the Director and mailed at least five (5) days before the meeting. Each such notice shall include a request that the Director acknowledge receipt thereof. In the event that a Director fails to acknowledge receipt, a further meeting notice (the “Final Notice”) shall be sent by certified mail, return receipt requested, and such meeting shall be held no earlier than the third business day following the date of sending such Final Notice.

SECTION 3.4 Chairman. The Board shall designate a Director to serve as its Chairman (the “Chairman”). The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, a majority of the Directors present shall designate another Director to serve as interim chairman for that meeting. Except as authorized by the Board, the

Chairman shall have no authority or power to act for or on behalf of the Corporation, to do any act that would be binding on the Corporation or to make any expenditure or incur any obligations on behalf of the Corporation or authorize any of the foregoing. The Chairman shall initially be Amarjit Dhaliwal.

SECTION 3.5 Approval or Ratification of Acts or Contracts. Any act or contract not in contravention of these bylaws that shall be approved or be ratified by the Board on behalf of the Corporation shall be as valid and as binding upon the Corporation as if it shall have been approved or ratified by every shareholder of the Corporation.

SECTION 3.6 Action by Written Consent or Telephone Conference. Any action permitted or required by the DGCL, the Certificate of Incorporation, or these bylaws to be taken at a meeting of the Board or any committee designated by the Board in accordance with Section 3.1(c) may be taken without a meeting if a written consent, setting forth the action to be taken, is signed by a majority of the Directors or members of such committee, as the case may be; provided that advance written notice of the taking of an action without a meeting by less than unanimous written consent shall be given to those Directors who have not consented to such action in writing. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such other committee designated by the Board in accordance with Section 3.1(c), as the case may be. Subject to the requirements set forth herein for notice of meetings, the Directors, or representatives of any other committee designated by the Board in accordance with Section 3.1(c), may participate in and hold a meeting of the Board or any such other committee, as the case may be, by means of a conference by telephone or similar communications equipment by means of which all Persons participating in the meeting can hear, and be heard, by each other Person participating in the meeting, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IV.

OFFICERS

SECTION 4.1 Designation and Appointment. The Board may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Corporation’s business (subject to the supervision and control of the Board), including employees, agents and other Persons (any of whom may be a Director) who may be designated as Officers of the Corporation, with titles including “Chief Executive Officer,” “President,” “Vice President,” “Treasurer,” “Secretary,” “General Manager,” “Manager” and “Chief Financial Officer,” as and to the extent authorized by the Board. Any number of offices may be held by the same Person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or shareholders. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Corporation shall be fixed from time to time by the Board.

SECTION 4.2 Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Board. Designation of an Officer shall not of itself create any contractual or employment rights.

SECTION 4.3 Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Corporation duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its shareholders under the laws of the State of Delaware.

SECTION 4.4 Chief Executive Officer. Subject to the powers of the Board, the Chief Executive Officer of the Corporation shall have general and active authority for the management of the business of the Corporation; and shall exercise efforts consistent with his or her duties pursuant to Section 4.3 in pursuit of carrying into effect the orders and resolutions of the Board. The Chief Executive Officer shall have the general duties, powers and responsibilities of a chief executive officer of a corporation and have such other powers and perform such other duties as may be prescribed by the Board.

SECTION 4.5 Chief Financial Officer. If the Board chooses to appoint a Chief Financial Officer, the Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, proper books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital. The Chief Financial Officer shall have the custody of the funds, and any Securities of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board. As used in these bylaws, the term “Securities” shall mean and include any debt or equity securities of any issuer, including common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible (collectively, the “Securities”).

SECTION 4.6 Vice President(s). The Vice President(s) shall perform such duties and have such other powers as the Chief Executive Officer or the Board may from time to time prescribe.

SECTION 4.7 Secretary.

(i) The Secretary shall attend all meetings of the Board, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for committees of the Board designated in accordance with Section 3.1(c) when required.

(ii) The Secretary shall keep a record of all actions of the shareholders and the Board and a record of such other matters as may be required under the DGCL. The Secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in these bylaws or from time to time by the Chief Executive Officer or the Board. The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(iii) If the Board chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Chief Executive Officer or the Board may from time to time prescribe.

ARTICLE V.

MANAGEMENT MATTERS

SECTION 5.1 Transfer of Property. All property owned by the Corporation, including Securities, shall be registered in the Corporation’s name, in the name of a nominee or in “street name” as the Board may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Corporation shall be entitled to rely on instructions or assignments signed or purported to be signed by any Officer without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Corporation. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Corporation is then in existence and (ii) that these bylaws are in full force and effect and have not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

SECTION 5.2 Existence and Good Standing. The Board may take all action which may be necessary or appropriate (i) for the continuation of the Corporation’s valid existence as a corporation under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Corporation to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Corporation in accordance with the provisions set forth herein and applicable laws and regulations. The Board may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Corporation is formed or qualified, such certificates (including certificates of incorporation of corporations and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the shareholders.

SECTION 5.3 Securities Held By the Corporation. The Corporation shall vote all Securities, including Securities held by the Corporation, as directed by the Board.

SECTION 5.4 Indemnification and Exculpation by the Corporation. Subject to the limitations and conditions provided in this Section 5.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she, or it, or a Person of which he, she or it is the legal representative, is or was an Officer or Director shall be indemnified by the Corporation to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful (“Good Faith”), and indemnification under this Section 5.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. A Director shall not be liable to the Corporation or its shareholders for monetary damages or otherwise if such Person acted in Good Faith, except to the extent that exculpation from liability is not permitted under applicable law. The rights granted pursuant to this Section 5.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 5.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 5.4 could involve indemnification for negligence or under theories of strict liability.

SECTION 5.5 Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an agent against any liability asserted against him and incurred by him in any such capacity, or arising out of status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

SECTION 5.6 Duties. The Directors, in the performance of their duties, shall owe to the Corporation and the shareholders only those duties, if any, under these bylaws, and to the extent that these bylaws restrict the duties (including fiduciary duties) otherwise existing at law or in equity, the parties hereto agree to such restrictions. Without limiting the foregoing, to the maximum extent permitted from time to time under the law of the State of Delaware, this Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its shareholders, Directors and Officers, other than those Directors and Officers who are full-time employees of the Corporation or a Subsidiary thereof.

SECTION 5.7 Restrictions on Proxies. Voting Trusts and Voting Agreements. No shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any voting shares held by him, her or it, which conflicts or is inconsistent in any manner with these bylaws, the shareholders’ agreement by and among the Corporation and the shareholders of the Corporation from time to time dated July 1, 2015 (the “Shareholders’ Agreement”) or any other written agreement with the Corporation, nor shall any shareholder enter into any other agreement or arrangement of any kind with respect to the voting of any such shares now held or hereafter acquired by him, her or it, which conflicts or is inconsistent in any manner with the provisions of these bylaws, the Shareholders’ Agreement or any other written agreement with the Corporation.

SECTION 5.8 Subsidiary Boards. With respect to each Subsidiary of the Corporation that is not managed by its shareholders, the members of the board of directors (or similar governing body) of each such Subsidiary shall be the same as the Board, and the notice, election and removal provisions of these bylaws for Directors and shareholders of the Board shall apply to Shareholders of the governing body of the Subsidiary.

SECTION 5.9 Related Party Transactions. Neither the Corporation nor any Subsidiary shall enter into any transaction between the Corporation or any Subsidiary and any shareholder or Director or any of their respective Affiliates (including any direct or indirect transfer of material assets or operations of the Corporation or Subsidiary to a shareholder or Director or any of their respective Affiliates) or commit to any of the foregoing or approve the occurrence of any of the foregoing unless the transaction was disclosed and fair to the Corporation at the time it was authorized or approved by the Board (as determined in Good Faith by the Board), including a majority of any disinterested Directors to the extent the Board then includes any disinterested Directors unless such transaction relates to an equity issuance in which the shareholders have the right to participate pursuant to the Shareholders’ Agreement.

ARTICLE VI.

WAIVERS OF NOTICE

SECTION 6.1 Any notice required by these bylaws, by the Certificate of Incorporation or by the DGCL may be waived in writing by any Person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived.

ARTICLE VII.

AMENDMENTS TO AND EFFECT OF BYLAWS

SECTION 7.1 Force and Effect of Bylaws. These bylaws are subject to the provisions of the DGCL and the Certificate of Incorporation. If any provision in these bylaws is inconsistent with a provision in the DGCL or the Certificate of Incorporation, the DGCL or the Certificate of Incorporation shall govern.

SECTION 7.2 Amendments to Bylaws. These bylaws may be altered or repealed at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal to be made is contained in the notice of such special meeting.

ARTICLE VIII.

DIVIDENDS

SECTION 8.1 The Board, from time to time, may declare, and the Corporation may pay, dividends. Notwithstanding the foregoing sentence, no dividends shall be declared by the Board or paid when the Corporation is insolvent, or when the payment of such dividends would render the Corporation insolvent, or when the declaration or payment thereof would be contrary to any restrictions provided by DGCL §170, or any successor statutes, or DGCL §154.

ARTICLE IX.

CORPORATE SEAL

SECTION 9.1 The corporate seal shall have inscribed thereon the name of the Corporation and the words: “Corporate Seal,” the state of incorporation and the year of the incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X.

SHARES OF STOCK

SECTION 10.1 Shares of Stock. All shares of capital stock of the Corporation shall be uncertificated and shall be evidenced solely by book-entry notation on the stock ledger of the Corporation or, if applicable, by the records of the Corporation’s transfer agent. No certificates representing shares of capital stock shall be issued unless the Board, in its sole discretion, expressly authorizes the issuance of certificates for some or all classes or series of shares by resolution. Any such certificates, if authorized, shall be in such form as the Board may prescribe in conformity with applicable law and shall be signed by the President and the Secretary or such other Officers as the Board may designate. Effective as of the date of adoption of these Bylaws (the “Effective Date”), the shares of capital stock of the Corporation shall be uncertificated and evidenced solely by book-entry form on the stock ledger of the Corporation, or, if applicable, by the records of the Corporation’s transfer agent; provided that, in accordance with Section 158 of the DGCL, any resolution of the Board providing that any shares shall be uncertificated shall not apply to any shares represented by a certificate until such certificate is surrendered to the Corporation. Upon such surrender, the certificate shall be cancelled and the shares represented thereby shall thereafter be recorded solely in book-entry form. Each holder of record of uncertificated shares shall be entitled, upon request, to receive from the Corporation a written statement confirming the number and class or series of shares registered in such holder’s name on the books of the Corporation.

SECTION 10.2 Cancellation of Certificates. All certificates for shares of capital stock of the Corporation outstanding immediately prior to the Effective Date shall remain outstanding until surrendered to the Corporation. Any certificate for shares of capital stock of the Corporation hereafter surrendered or presented to the Corporation shall be cancelled and shall not be reissued. Upon surrender and cancellation of any such certificate, no new certificates shall be issued in replacement thereof, and such shares shall be recorded solely in book-entry form.

SECTION 10.3 Registered Shareholders. Unless otherwise provided by the laws of the State of Delaware, the shareholder of record on the books of the Corporation shall, insofar as the

Corporation is concerned, be deemed to be the holder in fact of the share or shares appearing in his or her name, and the Corporation shall be entitled to deal with him or her as such, notwithstanding it may have notice of an equitable or other claim to, or interest in, said share or shares.

SECTION 10.4 Transfer of Stock. Shares of capital stock of the Corporation may be transferred upon the books of the Corporation by the holder thereof, in Person or by his or her duly authorized attorney.

SECTION 10.5 Transfer Agent and Registrar. The Board may appoint a transfer agent and a registrar of transfers. The Board shall also have the power to make all rules and regulations as they may deem expedient concerning the issue and transfer of shares of the capital stock of the Corporation.

SECTION 10.6 Previously Issued Certificates. All certificates for shares of capital stock of the Corporation shall be cancelled upon surrender to the Corporation, and the Corporation shall have no obligation to issue any replacement certificate for any previously outstanding certificate, whether or not such certificate has been lost, stolen, or destroyed. Any Person who claims that a certificate previously issued by the Corporation was lost, stolen, or destroyed prior to the Effective Date may request that the Corporation confirm such Person’s share ownership in book-entry form, provided that such Person furnishes the Corporation with a notarized affidavit of the facts concerning the loss, theft, or destruction of such certificate and such indemnity as the Corporation may require.

SECTION 10.7 Closing Transfer Books. For purposes of determining shareholders eligible for meeting notice and eligible for voting in shareholder meetings, the stock transfer books will be closed not less than ten (10) nor more than sixty (60) days prior to each said meeting. The Board shall have the power to close the stock transfer books for such meetings, dividends or other shareholder business or to fix in advance a date as the record date for any such determination of shareholders.